Exhibit 32.1

CERTIFICATE

          As required by 18 U.S.C. Section 1350, (as amended by Section 906 of the Sarbanes-Oxley act of 2002), I certify that:

          (1)        The Quarterly Report of RTG Ventures, Inc. for the quarter ending February 29, 2004, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)        The information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Linda Perry

Linda Perry

Chief Executive Officer

May 14, 2004